UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 20, 2011

Date of Report (Date of earliest event reported)

Bonanza Creek Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

410 17th Street, Suite 1500

Denver, Colorado 80202103

(Address of principal executive offices, including zip code)

(720) 440-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03      Amendments to Certificate of Incorporation or Bylaws

Second Amended and Restated Certificate of Incorporation

Immediately prior to the closing of the Company’s initial public offering of its common stock (the “Offering”) on December 20, 2011, the Second Amended and Restated Certificate of Incorporation (the “Certificate”), which had been previously filed with the Secretary of State of the State of Delaware, became effective. As described in the Registration Statement on Form S-1 (File No. 333-174765) (the “Registration Statement”), the Company’s board of directors and stockholders previously approved the Certificate to be effective immediately prior to the closing of the Offering. A form of the Certificate was previously filed as an exhibit to the Registration Statement.

The Certificate amends and restates in its entirety the Company’s Amended and Restated Certificate of Incorporation to, among other things:

•      provide that, immediately prior to the closing of the Offering and after the conversion of the shares of Class B common stock of the company into shares of Class A common stock of the Company pursuant to the Amended and Restated Certificate of Incorporation of the Company, each share of Class A common stock be converted into one fully paid and nonassessable share of the Company’s common stock, all of one class, having a par value of $0.001;

•      authorize the issuance of up to 225 million shares of common stock, par value $0.001 per share and 25 million shares of preferred stock, par value $0.001 per share;

•      provide for the issuance of shares of preferred stock in such number and with such powers, designations, preferences and relative, participating, optional or other special rights as determined by the Company’s board of directors;

•      provide for the Company’s board of directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three year terms, other than directors which may be elected by holders of preferred stock, if any; and

•      provide that special meetings of stockholders may only be called by the Company’s board of directors, the chairperson of the board, the chief executive officer or the president and not by the Company’s stockholders.

The foregoing description is qualified in its entirety by reference to the Certificate, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Second Amended and Restated Bylaws

Immediately prior to the closing of the Offering on December 20, 2011, the Second Amended and Restated Bylaws of the Company (the “Bylaws”) became effective. The Company’s board of directors and stockholders previously approved the Bylaws to become effective immediately prior to the closing of the Offering. A form of the Bylaws was previously filed as an exhibit to the Registration Statement.

The Bylaws amend and restate in their entirety the Company’s Amended and Restated Bylaws to, among other things:

•      provide that special meetings of stockholders may only be called by the Company’s board of directors, the chairperson, the chief executive officer or the president and not by the Company’s stockholders;

•      establish advance notice procedures with regard to stockholder proposals relating to director nominations or new business to be brought before stockholder meetings; and

•      provide that stockholders may only act at a duly called meeting and may not act by written consent in lieu of a meeting.

The foregoing description is qualified in its entirety by reference to the Bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)      The following exhibits are filed with this report on Form 8-K:

Exhibit Number	Description

3.1	Second Amended and Restated Certificate of Incorporation of Bonanza Creek Energy, Inc.

3.2	Second Amended and Restated Bylaws of Bonanza Creek Energy, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bonanza Creek Energy, Inc.

Date: December 22, 2011	By:	/s/ Michael R. Starzer

Michael R. Starzer

President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Second Amended and Restated Certificate of Incorporation of Bonanza Creek Energy, Inc.

3.2	Second Amended and Restated Bylaws of Bonanza Creek Energy, Inc.